Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Owens & Minor, Inc.:

We consent to incorporation by reference in the Registration Statements (Nos. 33-04536, 33-32497, 33-41402, 33-41403, 33-63248, 33-65606, 333-58337, 333-58341 and 333-61550) on Form S-8, the Registration Statements (Nos. 33-44428 and 333-58665) on Form S-3 and the Registration Statement (No. 333-69222) on Form S-4 of Owens & Minor, Inc. of our report dated January 30, 2002 with respect to the consolidated financial statements of Owens & Minor, Inc. and subsidiaries, which report appears in the December 31, 2001 Annual Report on Form 10-K of Owens & Minor, Inc.

/s/	KPMG LLP
Richmond, Virginia
March 7, 2002